SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Exact Name of Registrant as Specified in Its Charter)

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

(Translation of Registrant’s Name Into English)

Republic of China (State or other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

26 Chin Third Road, Nantze Export Processing Zone Nantze, Kaohsiung, ROC (Address of Principal Executive Offices)	Not Applicable (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [   ]

Securities Act registration statement file number to which this form relates:	333-44622

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which Each Class
Title of Each Class to be so Registered	is to be Registered

Common Shares, par value NT$10 per share*	New York Stock Exchange

*	Not for trading, but only in connection with the listing on the New York Stock Exchange, Inc. of American Depositary Shares representing Common Shares.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:  Description of Registrant’s Securities to be Registered

      The description of the securities to be registered that appears under the headings “Description of Common Shares” and “Description of American Depositary Receipts” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (No. 333-44622), filed under the Securities Act of 1933, as amended, on August 28, 2000, is hereby incorporated by reference in answer to this item.

Item 2:  Exhibits

      Not applicable.

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SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Advanced Semiconductor Engineering, Inc.

By:	/s/ JASON C.S. CHANG

Name: Jason C.S. Chang
Title: Chairman

Date: September 19, 2000

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